Exhibit 3.12

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

CASTTV INC.

CastTV Inc. (the “Corporation”), a corporation organized and existing by virtue of the General Corporation Law of the State of Delaware (as amended from time to time, the “DGCL”), DOES HEREBY CERTIFY AS FOLLOWS:

The date of the filing of its original Certificate of Incorporation with the Secretary of State of the State of Delaware was February 26, 2007. This Amended and Restated Certificate of Incorporation was duly adopted in accordance with the provisions of Sections 242 and 245 of the DGCL, and amends and restates, in their entirety, the provisions of the Corporation’s Certificate of Incorporation.

The Corporation’s Certificate of Incorporation is hereby amended and restated so as to read in its entirety as follows:

1. Name. The name of the corporation is CastTV Inc. (the “Corporation”).

2. Registered Office and Agent. The registered office of the Corporation in the State of Delaware is located at 2711 Centerville Road, Suite 400, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is Corporation Service Company.

3. Nature of Business; Purpose. The nature of the business or purpose to be conducted or promoted by the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (as amended from time to time, the “DGCL”).

4. Capital Stock.

A. Classes of Stock. This Corporation is authorized to issue two classes of stock to be designated, respectively, “Common Stock” and “Preferred Stock.” The total number of shares that this Corporation is authorized to issue is thirteen million two hundred thousand (13,200,000) shares. Ten million one hundred thousand (10,100,000) shares shall be Common Stock each with a par value of $0.001 per share, and three million one hundred thousand (3,100,000) shares shall be Preferred Stock, each with a par value of $0.001 per share.

B. Rights, Preferences and Restrictions of Preferred Stock. The Preferred Stock authorized by this Certificate of Incorporation may be issued from time to time in one or more series. The rights, preferences, privileges, and restrictions granted to and imposed on the Series A Preferred Stock, which series shall consist of three million one hundred thousand (3,100,000) shares (the “Series A Preferred Stock”), are as set forth below in this Article 4.B. Subject to compliance with applicable protective voting rights which have been or may be granted to the Preferred Stock or series thereof in this Corporation’s Certificate of incorporation (“Protective Provisions”), the Board of Directors is hereby authorized to fix and determine or alter the powers, designations, preferences and relative, participating, optional or other rights, if any, or the qualifications, limitations or restrictions granted to or imposed upon and other matters relating to any wholly unissued class of shares or any wholly unissued series of any class of shares and the number of shares constituting any such class or series and the designation thereof, or of any of them. Subject to compliance with applicable Protective Provisions, the powers, designations, preferences and relative, participating, optional or other rights, if any, or the qualifications, limitations or restrictions of any such additional series may be subordinated to, pari passu with (including, without limitation, inclusion in provisions with respect to liquidation and acquisition preferences, redemption and/or approval of matters by vote or written consent), or senior to any of those of any present or future class or series of Preferred Stock. Subject to compliance with applicable Protective Provisions, the Board of Directors is also authorized to increase or decrease the number of shares of any series, prior or subsequent to the issue of that series, but not below the number of shares of such series then outstanding. In case the number of shares of any series shall be so decreased, the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series.

5. Board of Directors.

A. General. The business and affairs of the Corporation shall be managed by or under the direction of a Board of Directors. The number of directors constituting the Board of Directors shall be determined as set forth in the Bylaws of the Corporation.

B. Bylaws. The Board of Directors shall have power to make, alter, amend, rescind or repeal any or all of the Bylaws of the Corporation.

C. Written Ballot. Election of directors need not be by written ballot unless the Bylaws of the Corporation so provide.

6. Personal Liability. To the fullest extent permitted by law, a director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. If the DGCL is amended or any other law of the State of Delaware is adopted or amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the DGCL as so amended, or such other law of the State of Delaware. Any repeal or modification of the foregoing provisions of this Article 6 by the stockholders of the Corporation or adoption of any provision of this Amended and Restated Certificate of Incorporation inconsistent with this Article 6 shall not adversely affect any right or protection of a director of the Corporation existing at the time of, or increase the liability of any director of the Corporation with respect to any acts or omissions of such director occurring prior to, such repeal, modification or adoption of any inconsistent provision.

7. Right to Indemnification.

A. Right to indemnification of Directors and Officers. The Corporation shall indemnify and hold harmless, to the fullest extent permitted by law as it presently exists or may hereafter be amended, any person (an “Indemnified Person”) who was or is a party or is threatened to be made a party to or is otherwise involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (a “Proceeding”), by reason of the fact that such person, or a person for whom such person is the legal representative, is or was a director or officer of the Corporation or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, trustee, manager, employee or agent of another corporation or of a partnership, joint venture, limited liability company, trust, enterprise, nonprofit entity or other entity of any type, including service with respect to any employee benefit plan, whether the basis of such Proceeding is alleged action in an official capacity as a director or officer or in any other capacity while serving, at the request of the Corporation, as a director, officer, trustee, manager, employee or agent, against all liability and loss suffered and expenses (including attorneys’ fees) actually and reasonably incurred by such Indemnified Person in such Proceeding. Notwithstanding the preceding sentence, except as otherwise provided in Section C of this Article 7, the Corporation shall be required to indemnify an Indemnified Person in connection with a Proceeding (or part thereof) commenced by or on behalf of such Indemnified Person only if the commencement of such Proceeding (or part thereof) by the Indemnified Person was authorized in advance by the Board of Directors. The Corporation hereby agrees: (i) that it is the indemnitor of first resort (i.e., in the event any Indemnified Person has the right to receive indemnification from one or more sponsors, affiliates or third parties, the Corporation’s obligations to such Indemnified Person are primary); and (ii) that it shall be required to pay the full amount of expenses (including attorneys’ fees) actually and reasonably incurred by such Indemnified Person in connection with any Proceeding in advance of its final disposition as required by the terms of this Certificate of Incorporation, without regard to (A) any rights such Indemnified Person may have, or the exercise of any such rights by such Indemnified Person, against any other sponsors, affiliates or third parties or (B) any advance or payment made by such sponsors, affiliates or third parties on behalf of such Indemnified Person with respect to any claim for which such Indemnified Person is entitled to indemnification from the Corporation; and (iii) that it irrevocably waives, relinquishes and releases such sponsors or affiliates from any and all claims against such sponsors or affiliates for contribution, subrogation or any other recovery of any kind in respect thereof.

B. Prepayment of Expenses. The Corporation shall pay the expenses (including attorneys’ fees) actually and reasonably incurred by an Indemnified Person in connection with any Proceeding in advance of its final disposition; provided, however, that, to the extent required by law, such payment of expenses in advance of the final disposition of the Proceeding shall be made only upon receipt of an undertaking by the Indemnified Person to repay all amounts advanced if it should be ultimately determined that the Indemnified Person is not entitled to be indemnified under this Article 7 or otherwise.

C. Claims by Indemnified Persons. If a claim for indemnification or advancement of expenses under this Article 7 is not paid in full within 30 days after a written claim therefor by the Indemnified Person has been received by the Corporation (and any undertaking required under Section B of this Article 7), the Indemnified Person may file suit to recover the unpaid amount of such claim. If successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses, the Indemnified Person shall be entitled to be paid the expense of prosecuting or defending such claim. In any such action the Corporation shall have the burden of proving that the Indemnified Person is not entitled to the requested indemnification or advancement of expenses under applicable law.

D. Indemnification of Employees and Agents. The Corporation may indemnify and advance expenses to any person who was or is made or is threatened to be made or is otherwise involved any Proceeding by reason of the fact that such person, or a person for whom such person is the legal representative, is or was an employee or agent of the Corporation or, while an employee or agent of the Corporation, is or was serving at the request of the Corporation as a director, officer, trustee, manager, employee or agent of another corporation or of a partnership, joint venture, limited liability company, trust, enterprise, nonprofit entity or other entity of any type, including service with respect to any employee benefit plan, against all liability and loss suffered and expenses (including attorneys’ fees) reasonably incurred by such person in connection with such Proceeding. The ultimate determination of entitlement to indemnification of persons who are non-director or non-officer employees or agents shall be made in such manner as is determined by the Board of Directors in its sole discretion. Notwithstanding the foregoing sentence, the Corporation shall not be required to indemnify a person described therein in connection with a Proceeding initiated by or on behalf of such person if the Proceeding was not authorized in advance by the Board of Directors.

E. Advancement of Expenses of Employees and Agents. The Corporation may pay the expenses (including attorneys’ fees) actually and reasonably incurred by an employee or agent in defending any Proceeding in advance of its final disposition on such terms and conditions as may be determined by the Board of Directors.

F. Non-Exclusivity of Rights. The rights conferred on any person by this Article 7 shall not be exclusive of any other rights which such person may have under the Certificate of Incorporation of the Corporation prior to the effectiveness of this Amended and Restated Certificate of Incorporation or have or hereafter acquire under any statute, provision of this Amended and Restated Certificate of Incorporation, bylaws, agreement, vote of stockholders or disinterested directors or otherwise.

G. Other indemnification. Except as provided in Article 7.A, the Corporation’s obligation under the provisions of this Article 7, if any, to indemnify any person who was or is serving at its request as a director, officer, trustee, manager, employee or agent of another corporation or of a partnership, joint venture, limited liability company, trust, enterprise, nonprofit entity or other entity of any type, including service with respect to any employee benefit plan, shall be reduced by any amount such person collects as indemnification from such other corporation or such partnership, joint venture, limited liability company, trust, enterprise, nonprofit entity or other entity of any type; provided that no Indemnified Person shall have the obligation to reduce, offset, allocate, pursue or apportion any indemnification advancement, contribution or insurance coverage among multiple parties possessing such duties to such Indemnified Person prior to the Corporation’s satisfaction of its obligations under the provisions of this Article 7.

H. Insurance. The Board of Directors may, to the full extent permitted by law as it presently exists, or may hereafter be amended from time to time, authorize an appropriate officer or officers to purchase and maintain, at the Corporation’s expense, insurance: (i) to indemnify the Corporation for any obligation which it incurs as a result of the indemnification of directors, officers, employees and agents under the provisions of this Article 7; and (ii) to indemnify or insure directors, officers, employees and agents against liability in instances in which they may not otherwise be indemnified by the Corporation under the provisions of this Article 7.

I. Amendment or Repeal. Any repeal or modification of the foregoing provisions of this Article 7, or adoption of any provision of this Amended and Restated Certificate of Incorporation inconsistent with this Article 7, shall not adversely affect any right or protection hereunder of any person in respect of any act or omission occurring prior to the time of such repeal, modification or adoption of any inconsistent provision. The rights provided hereunder shall inure to the benefit of any Indemnified Person and such person’s heirs, executors and administrators.

8. Amendment of the Certificate of Incorporation. Subject to Article 6 and Article 7, the Corporation reserves the right at any time from time to time to amend, alter, change or repeal any provision contained in this Amended and Restated Certificate of

Incorporation, and any other provisions authorized by the laws of the State of Delaware at the time in force that may be added or inserted, in the manner now or hereafter prescribed by law. Subject to Article 6 and Article 7, all rights, preferences and privileges of whatsoever nature conferred upon stockholders, directors, officers or any other persons whomsoever by and pursuant to this Amended and Restated Certificate of Incorporation in its present form or as hereafter amended are granted subject to the right reserved in this Article 8.

IN WITNESS WHEREOF, the Corporation has caused this Amended and Restated Certificate of Incorporation to be signed by John B. Kelleher, Jr., its President, this 20th day of November, 2012.

CASTTV INC.

By:	/s/ John B. Kelleher, Jr.
	Name:	John B. Kelleher, Jr.
	Title:	President

Amended and Restated Certificate of Incorporation of CastTV Inc.

CERTIFICATE OF CORRECTION

TO THE

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

CASTTV INC.

CastTV Inc. (the “Corporation”), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY that:

1. The name of the Corporation is CastTV Inc.

2. The Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) of the Corporation was filed in the office of the Secretary of State of the State of Delaware on November 20, 2012 and said Certificate of Incorporation requires correction as permitted by subsection (f) of Section 103 of the General Corporation Law of the State of Delaware.

3. The inaccuracy to be corrected in the Certificate of Incorporation is as follows: Article 2 of the Certificate of Incorporation did not contain the postal code of the registered office of the Corporation as required by Section 131(c) of the General Corporation Law of the State of Delaware.

4. Article 2 of the Certificate of Incorporation is hereby corrected to read in its entirety as follows:

“2. Registered Office and Agent. The registered office of the Corporation in the State of Delaware is located at 2711 Centerville Road, Suite 400, in the City of Wilmington, County of New Castle, Zip Code 19808. The name of its registered agent at such address is Corporation Service Company.”

IN WITNESS WHEREOF, CastTV Inc. has caused this Certificate of Correction to be executed this 20th day of December 2013.

CASTTV INC.

By:	/s/ Edward Lazarus
	Name:	Edward Lazarus
	Title:	Secretary